UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois		60555
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On July 29, 2011, executive management of Navistar International Corporation (the “Company”) committed to close its International® truck manufacturing plant in Chatham, Ontario and Workhorse® chassis plant in Union City, Indiana, and to significantly scale back operations at its Monaco® recreational vehicle (“RV”) headquarters and motor coach manufacturing plant in Coburg, Oregon. These activities are expected to result in restructuring charges of $105 million to $139 million in the aggregate, excluding non-cash asset impairments, and associated cash outlays of $65 million to $80 million. We expect most of these restructuring charges to be incurred during the third and fourth quarters of 2011, with the remainder taking place in 2012.

The Company’s Chatham, Ontario plant has been idled since June 2009 due to an inability to reach a collective bargaining agreement with the Canadian Auto Workers. As a result, products previously built in Chatham were transitioned to other assembly plants in North America. The commitment to close the Chatham, Ontario plant was driven by economic, industry and operational conditions that have rendered the plant uncompetitive. The closing of the Chatham, Ontario plant is expected to result in restructuring charges of $88 million to $115 million, excluding non-cash asset impairments. These charges consist of $63 million to $80 million of charges for pension and other postretirement contractual termination benefits and related benefits, $10 million to $20 million in personnel costs for employee termination and approximately $15 million of other charges. Approximately $50 million to $60 million of these restructuring charges are expected to require cash outlays.

The Company’s Workhorse Custom Chassis subsidiary plans to close its Union City, Indiana chassis plant and consolidate operations previously performed at Union City, Indiana into other existing facilities. The Company’s Monaco RV headquarters and motor coach manufacturing plant in Coburg, Oregon will be significantly scaled back, with all motor coach production being consolidated at Monaco’s existing manufacturing facility in Wakarusa, Indiana. Certain functions previously performed at the Monaco RV headquarters are expected to be consolidated into the Company’s new corporate campus in Lisle, Illinois. The Company plans to continue producing RV towables and maintain certain administrative functions in facilities in Oregon, as well as maintain a RV service center there. The commitment to close the Union City, Indiana plant and significantly scale back operations at the Coburg, Oregon facility was made to enhance efficiency and productivity through the consolidation of operations. These activities are expected to result in restructuring charges of $17 million to $24 million, excluding non-cash asset impairments. These charges consist of approximately $13 million in personnel costs for employee termination and related benefits, $4 million to $6 million of equipment relocation and start-up costs and up to $5 million of other charges. Approximately $15 million to $20 million of these restructuring charges are expected to require cash outlays. The Company expects the Workhorse and Monaco consolidation actions to be implemented by the end of the second quarter of our fiscal 2012.

ITEM 2.06	MATERIAL IMPAIRMENTS

On July 29, 2011, executive management of the Company committed to close its International truck manufacturing plant in Chatham, Ontario and Workhorse chassis plant in Union City, Indiana, and to significantly scale back operations at its Monaco RV headquarters and motor coach manufacturing plant in Coburg, Oregon.

The Company’s Chatham, Ontario plant has been idled since June 2009 due to an inability to reach a collective bargaining agreement with the Canadian Auto Workers. As a result, products previously built in Chatham were transitioned to other assembly plants in North America. The commitment to close the Chatham, Ontario plant was driven by economic, industry and operational conditions that have rendered the plant uncompetitive.

The Company’s Workhorse Custom Chassis subsidiary plans to close its Union City, Indiana chassis plant and consolidate operations previously performed at Union City, Indiana into other existing facilities. The Company’s Monaco RV headquarters and motor coach manufacturing plant in Coburg, Oregon will be significantly scaled back, with all motor coach production being consolidated at Monaco’s existing manufacturing facility in Wakarusa, Indiana. Certain functions previously performed at the Monaco RV headquarters are expected to be consolidated into the Company’s new corporate campus in Lisle, Illinois. The Company plans to continue producing RV towables and maintain certain administrative functions in facilities in Oregon, as well as maintain a RV service center there. The commitment to close the Union City, Indiana plant and significantly scale back operations at the Coburg, Oregon facility was made to enhance efficiency and productivity through the consolidation of operations. The Company expects the Workhorse and Monaco consolidation actions to be implemented by the end of the second quarter of our fiscal 2012.

As a result of the expected actions related to the International truck manufacturing plant in Chatham, Ontario, Workhorse chassis plant in Union City, Indiana, and the Monaco RV headquarters and motor coach manufacturing plant in Coburg, Oregon, as well as other factors, the Company concluded that there was a trigger event for the review for impairment of approximately $120 million of various long-lived assets, including certain intangible assets, related to these facilities. The Company is evaluating the recoverability of the assets and fair values by taking into consideration the impact of expected restructuring actions, current and expected future demand for its products, as well as the market value of the affected assets. The evaluation and measurement of potential impairments is ongoing, and the Company continues to work towards quantifying the potential charges. The Company will provide an estimate of the amount or range of charges expected to be incurred once a good faith determination can be made.

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including any anticipated charges that may be incurred or other efficiencies that may be achieved as a result of the above closures. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors, of our Form 10-K for the fiscal year ended October 31, 2010, which was filed on December 21, 2010. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: August 4, 2011	/s/ Andrew J. Cederoth
Andrew J. Cederoth Executive Vice President and Chief Financial Officer